UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3603677

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

202 South Wheeler Street
Plant City, Florida	33566

(Address of principal executive offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

COMMON STOCK, PAR VALUE $0.01 PER SHARE	AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the common stock, par value $0.01 per share (the “Common Stock”), of UTEK Corporation (the “Registrant”) registered hereby, including the information required by Item 202 of Regulation S-K, is incorporated by reference to the description of the Common Stock of the Registrant included in the “Description of Securities” section of the prospectus filed as a part of the Registrant’s Form N-2 Registration Statement, (File No. 333-93913), filed with the Securities and Exchange Commission on October 2, 2000.

Item 2. Exhibits.

     The Common Stock to be registered hereby is to be listed on the American Stock Exchange, on which no other securities of the Registrant are listed. Pursuant to the “Instruction As To Exhibits” on Form 8-A, no exhibits are required to be filed herewith.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UTEK CORPORATION

Dated: March 22, 2002	By:	/s/ Clifford M. Gross Clifford M. Gross Chairman and Chief Executive Officer

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